UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2025

CorMedix Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34473	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Connell Drive, Suite 4200 Berkely Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908)-517-9500

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRMD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On August 7, 2025, CorMedix Inc., a Delaware corporation (the “Company,” “CorMedix,” “we,” “our” and “us”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Melinta Therapeutics, LLC, a Delaware limited liability company (“Melinta”), Coriander BidCo LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Deerfield Private Design Fund IV, L.P., a Delaware limited partnership, solely in its capacity as representative, agent and attorney-in-fact of the Melinta equityholders (the “Members’ Representative”).

Pursuant to the terms of the Merger Agreement, and subject to the conditions contained therein, the Company has agreed to acquire Melinta via a merger in which Merger Sub will merge with and into Melinta (the “Merger”), with Melinta surviving as a wholly owned subsidiary of the Company. The closing of the Merger is referred to herein as the “Closing.”

The boards of directors of the Company and Melinta have both unanimously approved the proposed transaction, and the requisite members of Melinta, Deerfield Private Design Fund III, L.P. and Deerfield Private Design Fund IV, L.P. (the “Consenting Melinta Members”), have approved the Merger. The Merger is subject of expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Clearance”), and the satisfaction of other customary conditions, and the Merger currently is expected to be completed in September 2025.

Transaction Consideration

Under the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time” and the date of the Effective Time, the “Closing Date”), the Company will (i) pay to the Melinta equityholders (including the Consenting Melinta Members) an aggregate of $260 million in cash (subject to adjustment for the Aggregate Exercise Price, Estimated Company Cash, Estimated Company Debt, Estimated Working Capital as compared to the Working Capital Target, and Estimated Transaction Expenses (each as defined in the Merger Agreement)), and (ii) to the Consenting Melinta Members an aggregate of $40 million worth of common shares, par value $0.001 per share, of the Company (the “Merger Shares”) or, at the election of a Consenting Melinta Member, in lieu of any of the Merger Shares it is so entitled to receive, a pre-funded warrant exercisable for such number of Merger Shares (each, a “Merger Warrant”). Additionally, the Consenting Melinta Members and certain Company Optionholders (as defined in the Merger Agreement) will be eligible to receive certain contingent payments pursuant to the terms of the Merger Agreement, the Contingent Payment Agreement (as defined and described below) and the Option Treatment Agreements (as defined in the Merger Agreement). The cash consideration will be funded by a combination of the Company’s existing cash on hand and a $150 million Convertible Notes Offering (as defined below).

Representations and Warranties; Covenants; Conditions to Closing; Termination

The Merger Agreement contains a number of representations and warranties made by the Company, Merger Sub and Melinta as of the date of such agreement or other specific dates solely for the benefit of certain of the parties to the Merger Agreement, which in certain cases are subject to specified exceptions and materiality, Company Material Adverse Effect or Parent Material Adverse Effect (each as defined in the Merger Agreement), knowledge and other qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made under the Merger Agreement will not survive the Closing.

The Merger Agreement contains certain customary covenants for transactions of this type by the Company and Melinta. None of the covenants and agreements of the parties contained in the Merger Agreement will survive the Closing, except for those covenants and agreements that by their terms expressly apply in whole or in part after the Closing.

The Merger is subject to various closing conditions, including, but not limited to: (i) HSR Clearance; (ii) the absence of any statute, rule, order, decree or regulation prohibiting the Merger; (iii) the absence of any Parent Material Adverse Effect or Company Material Adverse Effect (each as defined in the Merger Agreement) on the Company or Melinta, respectively; and (iv) the accuracy of the representations and warranties and the compliance by each party with the covenants contained in the Merger Agreement, subject to the materiality standards and exceptions set forth in the Merger Agreement.

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof.

Contingent Payment Agreement

Pursuant to the terms of the Merger Agreement, simultaneously with the Closing, the Company, Melinta, the Consenting Melinta Members and the Members’ Representative will enter into a contingent payment agreement (the “Contingent Payment Agreement”), pursuant to which in connection with the Merger Agreement and as part of the Merger Consideration payable to the Consenting Melinta Members, the Company will make certain payments to the Contingent Payment Holders (as defined in the Contingent Payment Agreement) as described below.

The Contingent Payment Agreement provides for milestone and net sales based payments. Upon the issuance of the U.S. Food and Drug Administration (“FDA”) marketing approval of (a) the product known as REZZAYOTM (rezafungin) as of the date hereof or as may be modified thereafter, or (b) any product that contains the active ingredient rezafungin, for the prevention or prophylaxis of invasive fungal infections in adult patients undergoing allogeneic stem cell blood and marrow transplant or the regulatory equivalent on or prior to June 30, 2029, the Company shall pay, in cash or common shares, par value $0.001 per share, of the Company (“Common Stock”) at the Company’s election, to the Contingent Payment Holders and certain Company Optionholders the following payments:

(i)	if the FDA-approved labeling includes candida, $20 million;

(ii)	if the FDA-approved labeling includes aspergillus, $2.5 million; and

(iii)	if the FDA-approved labeling includes pneumocystis, $2.5 million.

Further, the Contingent Payment Agreement provides that the Company will pay to the Contingent Payment Holders tiered royalties on REZZAYOTM (rezafungin) U.S. net sales and low-single-digit royalties on MINOCIN® (minocycline) U.S. net sales.

A copy of the Form of Contingent Payment is filed as an exhibit to the Merger Agreement and is incorporated herein by reference, and the foregoing description of the Form of Contingent Payment Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

Pursuant to the terms of the Merger Agreement, simultaneously with the Closing, the Company and the Consenting Melinta Members will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will agree to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), the Merger Shares, the shares of Common Stock issuable upon exercise of any Merger Warrants (the “Merger Warrant Shares”) and other equity securities issued to the Consenting Melinta Members, if any, pursuant to the Contingent Payment Agreement. One third of the Merger Shares and Merger Warrant Shares will be subject to a 60-day lock-up, and one third of Merger Shares and Merger Warrant Shares will be subject to a 120-day lock-up.

A copy of the form of Registration Rights Agreement is filed as an exhibit to the Merger Agreement and is incorporated herein by reference, and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Convertible Notes Offering

On August 6, 2025, the Company entered into subscription agreements (the “Subscription Agreements”) with certain investors to provide for the issuance of $150,000,000 aggregate principal amount of its convertible senior notes due 2030 (the “Notes”) in a private placement, exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Such offering is herein referred to as the “Convertible Notes Offering.” Upon issuance, the Notes will be eligible for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A of the Securities Act. Subject to the terms and conditions of the Subscription Agreements, the Company expects the Notes to be issued on August 12, 2025 (the “Notes Closing Date”).

Upon issuance, the Notes will be governed by an Indenture (the “Indenture”), by and between the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”), the form of which is attached hereto as Exhibit 4.1 and incorporated by reference herein. Upon issuance, the Notes will bear interest at a rate of 4.00% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, commencing on February 1, 2026. The Notes will mature on August 1, 2030 (the “Maturity Date”) and will be senior, unsecured obligations of the Company.

Following issuance of the Notes, the Company intends to use the net proceeds from the Convertible Notes Offering to fund a portion of the purchase price payable in connection with the Merger, including related fees and expenses, and to the extent there are any remaining proceeds in excess of the funds needed for the forgoing purposes, for such other general corporate purposes as the Company determines as appropriate.

The Company has the option to redeem all, but not part, of the Notes if the Company publicly announces that the Merger Agreement has been terminated or that the Merger will not otherwise be consummated (the “Melinta Acquisition Redemption” and on such date, the “Melinta Acquisition Redemption Date”), at a redemption price equal to the greater of (i) 102% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Melinta Acquisition Redemption Date, and (ii) the sum of (a) 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to but excluding, the Melinta Acquisition Redemption Date plus (b) 70% of the difference, if positive, between the Melinta Acquisition Redemption Conversion Value and the Initial Conversion Value (each such term as defined in the Indenture).

In addition, on or after August 4, 2028 and prior to the 26th Scheduled Trading Day (as defined in the Indenture) immediately preceding the Maturity Date, the Company may redeem for cash all or any portion of the Notes, at its option, subject to certain conditions and requirements set forth in the Indenture, if the last reported sale price of the Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which it provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

If the Company experiences a Fundamental Change (as defined in the Indenture) at any time prior to the Maturity Date, any holder of the Notes may require the Company to repurchase all of such holder’s Notes, or any portion of the principal amount thereof equal to $1,000 or an integral multiple of $1,000, at a repurchase price equal to 100% of the principal amount of such Notes, respectively, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Following issuance of the Notes, the Notes will be convertible at the option of the holders (i) during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the closing price of the Common Stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is equal to or greater than 130% of the applicable conversion price per share, which is $1,000 divided by the then applicable conversion rate, on each applicable trading day, (ii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; (iii) upon the occurrence of specified corporate events; or (iv) during the five business day period after any five consecutive trading day period (the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price of the Common Stock and the applicable conversion rate in effect on each such trading day. On or after May 1, 2030 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

Upon conversion, the Company will satisfy its conversion obligation by paying or delivering, as the case may be, cash, shares of the Company’s Common Stock or a combination of cash and shares of Common Stock, at the Company’s election (provided that for so long as the Exchange Cap (as defined in the Indenture) applies, the Company may only elect Cash Settlement or Capped Combination Settlement (as such terms are defined in the indenture)), in the manner and subject to the terms and conditions provided in the Indenture. Notwithstanding the foregoing, prior to receipt of approval from the Company’s stockholder in accordance with Nasdaq rules, the Company will not issue any shares of Common Stock under the Indenture (including any shares issued pursuant to conversions of the Notes), together with any transactions aggregated with the foregoing (including any issuance of shares (including Merger Warrant Shares) contemplated by the Merger Agreement and any issuance of shares (including Merger Warrant Shares) pursuant to the Contingent Payment Agreement), if the issuance of such shares of Common Stock would exceed 19.99% of the aggregate number of shares of Common Stock issued and outstanding as of August 6, 2025.

The conversion rate for the Notes will be determined upon issuance in accordance with the Indenture, and will be equal to an amount (rounded to four decimal places) equal to (i) $1,000 divided by (ii) the greater of (x) 130% of the arithmetic average of the Daily VWAP (as defined in the Indenture) on each of the three consecutive trading days beginning on, and including, the trading day immediately after the public announcement of the execution of the Merger Agreement (i.e., August 7, 2025) and (y) 110% of the lowest bona fide sale price of the Common Stock on any national securities exchange or automated interdealer quotation system on August 6, 2025.

The conversion rate is subject to adjustment under certain circumstances in accordance with the Indenture. In connection with certain corporate events or if the Company issues a notice of redemption, it will, under certain circumstances, increase the conversion rate for holders who elect to convert their Notes in connection with such corporate event or during the relevant redemption period.

The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture and the Form of Note, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition

On August 7, 2025, the Company issued a press release announcing its financial results for the quarter ended June 30, 2025. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sale of Securities.

The information contained above under Item 1.01, to the extent required by Item 3.02 of Form 8-K, is hereby incorporated by reference herein. The offer and sale of the securities issuable in the Merger (including any Merger Warrant Shares), any securities issuable pursuant to the Contingent Payment Agreement (including any shares of Common Stock or shares of Common Stock underlying any pre-funded warrants) and the Convertible Notes Offering are being made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws. The securities issuable in the Merger, upon exercise of any Merger Warrants, the Contingent Payment Agreement, including any shares of Common Stock or shares of Common Stock underlying any pre-funded warrants, or in the Convertible Notes Offering have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The issuance and sale of the securities issuable in the Merger or in the Convertible Notes Offering did not involve a public offering and was made without general solicitation or general advertising.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 7.01. Regulation FD Disclosure.

On August 7, 2025, the Company issued a press release announcing the execution of the Merger Agreement and the signing of subscription agreements relating to the Convertible Notes Offering. Pursuant to Regulation FD, a copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2 and incorporated by reference herein.

Furnished as Exhibit 99.3 and Exhibit 99.4 and incorporated herein by reference are selected financial information of Melinta for the fiscal year ended December 31, 2024, quarter ended March 31, 2025 and the quarter ended June 30, 2025 and an investor presentation, respectively, that have been used by the Company in connection with the Convertible Notes Offering.

The financial information of Melinta for the quarter ended June 30, 2025, and as a result any pro forma financial information, is preliminary and unaudited, and based solely on estimates of Melinta management as of the date hereof, and is subject to modification upon completion of Melinta’s quarter-end close procedures.

The information in this Item 7.01 (including Exhibit 99.2, Exhibit 99.3 and Exhibit 99.4) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Information.

On August 6, 2025, the Company entered into Subscription Agreements with certain investors in connection with the Convertible Notes Offering. A form of the Subscription Agreement is attached hereto as Exhibit 99.5 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix and in the Quarterly Report on Form 10-Q for the quarter ended, on June 30, 2025. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this Current Report on Form 8-K. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual outcomes or results may differ from anticipated results, sometimes materially. Factors that could cause actual results to differ include, but are not limited to: the ultimate outcome of the acquisition of Melinta; the satisfaction of the conditions to the closing of the proposed transaction in a timely manner; the ability of the combined company to achieve the identified synergies; the ability to integrate the Melinta business into CorMedix and realize the anticipated strategic benefits of the transaction within the expected time-frames or at all; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the proposed transaction or the public announcement of the proposed transaction; the retention of certain key employees of Melinta; the expected benefits and success of Melinta’s products and product candidates; potential litigation relating to the potential transaction that could be instituted against CorMedix or its directors; rating agency actions and CorMedix’s ability to access short- and long-term debt markets on a timely and affordable basis; general economic conditions that are less favorable than expected; geopolitical developments and additional changes in international trade policies and relations, including tariffs; and the ability of the Company’s products and product candidates to compete effectively against current and future competitors.

This Current Report on Form 8-K is not an offer to sell any securities of the Company and is not a solicitation of an offer to buy any securities of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1*	Agreement and Plan of Merger, dated as of August 7, 2025, by and among CorMedix Inc., Melinta Therapeutics, LLC, Coriander BidCo LLC and Deerfield Private Design Fund IV, L.P., solely in its capacity as representative, agent and attorney-in-fact of the Company Members
4.1	Form of Indenture, to be entered into by and between CorMedix Inc. and U.S. Bank Trust Company, National Association
4.2	Form of 4.00% Convertible Senior Notes due 2030 of CorMedix Inc. (included in Exhibit 4.1)
99.1	Press Release, dated August 7, 2025
99.2	Press Release, dated August 7, 2025
99.3	Selected financial information of Melinta Therapeutics, LLC
99.4	Investor Presentation
99.5	Form of Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Item 601(b)(2)(ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CorMedix Inc.

Date: August 7, 2025	By:	/s/ Joseph Todisco
Joseph Todisco
Chief Executive Officer